Exhibit 99.1

                             Joint Filing Agreement

     Each of the undersigned hereby agrees to file jointly the statement on Schedule 13D to which this Agreement is attached (including any amendments thereto).

     It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning any other party unless such party knows has reason to believe that such information is inaccurate.

     It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statements on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

Date:   September 28, 2001

                                        D.L. CROWMELL LLC


                                        By: /s/ David Davidson
                                           -------------------------------------
                                                (Signature)


                                           David Davidson/Managing Member
                                           -------------------------------------
                                           (Name/Title)


                                           /s/ Lawrence Loscalzo
                                           -------------------------------------
                                           Lawrence Loscalzo


                                           /s/ Connie Loscalzo
                                           -------------------------------------
                                           Connie Loscalzo